Exhibit 99.1

BINDING LETTER OF INTENT

Modavox, Inc. (“Modavox”) and World Talk Radio, LLC, doing business as Voice America, with a principle place of business at 1900 W. University Drive, Suite 231, Tempe AZ 85281 (“WTR”), as of December 31, 2009 (the “LOI Date”), agree to enter into a transaction (“The Transaction”) under which WTR will immediately acquire certain designated assets of Modavox, which assets have been used by Modavox in the course of operating its “iRadio” Internet Radio division (“iRadio Division”).  For purposes of this Letter of Intent, Modavox and WTR are referred to collectively as the “Parties.”

Although the Parties intend for this Letter of Intent to be a binding contractual commitment of each Party according to its terms, it is the intent of the Parties that the Transaction will be memorialized in greater detail, consistent with these terms, in an Asset Purchase Agreement (the “Agreement”) between the Parties to be executed within ten (10) business days following the date of this Letter of Intent:

PARTIES WILL INDEMNIFY, DEFEND AND HOLD HARMLESS EACH OTHER, ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, CONSULTANTS AND AGENTS FROM ANY AND ALL THIRD PARTY CLAIMS, LIABILITY, DAMAGES AND/OR COSTS (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS FEES) ARISING FROM ITS BREACH OF ANY WARRANTY, REPRESENTATION OR COVENANT UNDER THIS AGREEMENT.  PARTIES WILL PROMPTLY NOTIFY EACH OTHER OF ANY AND ALL SUCH CLAIMS AND WILL REASONABLY COOPERATE WITH ONE ANOTHER WITH THE DEFENSE AND/OR SETTLEMENT THEREOF, WHICH DEFENSE AND/OR SETTLEMENT SHALL BE CONTROLLED BY PARTIES, PROVIDED THAT, IF ANY SETTLEMENT REQUIRES AN AFFIRMATIVE OBLIGATION OF, RESULTS IN ANY ONGOING LIABILITY TO OR PREJUDICES OR DETRIMENTALLY IMPACTS THE OTHER IN ANY WAY AND SUCH OBLIGATION, LIABILITY, PREJUDICE OR IMPACT CAN REASONABLY BE EXPECTED TO BE MATERIAL, THEN SUCH SETTLEMENT SHALL REQUIRE SUCH ADVERSLEY AFFECTED PATRY’S  WRITTEN CONSENT (NOT TO BE UNREASONABLY WITHHELD OR DELAYED) AND PARTIES MAY HAVE THEIR OWN COUNSEL IN ATTENDANCE AT ALL PROCEEDINGS AND SUBSTANTIVE NEGOTIATIONS RELATING TO SUCH CLAIM.

1.
Identification of Transferred Assets.  In exchange for the Transaction Consideration payable or creditable to Modavox as identified herein, Modavox agrees to transfer to WTR the tangible and intangible assets identified in Exhibit A hereto (“Transferred Assets”), which assets relate to historic and current operation of Modavox’s iRadio Division and which assets are being transferred to WTR for the purpose of transferring to WTR the business operations of Modavox’s iRadio Division.  Only assets specifically identified as Transferred Assets will transfer to WTR as part of the Transaction.

2.
Assignment of Contracts.  WTR will inform current clients, partners and vendors of Modavox’s iRadio Division about the Transaction and the transfer of business operations from Modavox to WTR, and WTR will be responsible for obtaining written assignments to WTR of any agreements currently between Modavox and such clients/partners/vendors, transferring the rights and duties of Modavox to WTR.  Such agreement assignments will be completed within ten (10) business days after the Parties’ execution of the Agreement. WTR understands the historical revenue generated from these clients. Current client contracts are described in Exhibit B, attached hereto (“Transferred Clients”), current partner agreements are described in Exhibit C, attached hereto (“Transferred Partners”) and current vendor agreements are described in Exhibit D hereto (“Transferred Vendors”).

3.
Assumption of iRadio Division Employees.  In addition to the Transferred Liabilities identified in Section 4 below, WTR agrees to hire certain individuals who were employed by Modavox’s iRadio Division prior to the LOI Date, a list of whom is attached hereto as Exhibit E (“Transferred Employees”), and to otherwise assume all liabilities associated with the ongoing employment of such Transferred Employees commencing as of the LOI Date (including recognizing the accrued/unused vacation of Transferred Employees; provided that Modavox will reimburse WTR for any legally mandated paid-out accrued vacation costs for any Transferred Employee who terminates employment with WTR within ten (10) business days after the LOI Date).

4.
Transaction Consideration; Assumption of Designated Operational Liabilities.  As consideration for the Transferred Assets identified hereunder, WTR agrees to pay to Modavox certain revenue sharing payments, and, further, WTR agrees to assume full responsibility for certain designated operational liabilities commencing on the LOI Date, as follows:

•
Revenue Sharing Fee.  For as long as WTR is in the business of providing Internet-based radio services, WTR will pay to Modavox a commission based on WTR gross revenue according to the following graded schedule, which schedule is intended to be discounted for two calendar quarters to assist WTR with start-up costs:

(i)	January 1, 2010 through March 31, 2010 – 5% of Gross Revenue

(ii)	April 1, 2010 through June 30, 2010 – 10% of Gross Revenue

(iii)	July 1, 2010 through June 30, 2015 – 15% of Gross Revenue

(iii)	July 1, 2016 and after – 5% of Gross Revenue

Upon ten (10) days’ prior written notice to WTR and no more than one (1) time per calendar quarter, Modavox may audit WTR’s books and records to ensure WTR’s compliance with its obligations, including its payment obligations, under this Agreement.  To the extent such an audit indicates underpayment of the Revenue Sharing Fee, WTR will promptly remit such underpayment (and applicable late payment interest) to Modavox and, if the underpayment exceeds five percent (5%) of the previously paid fees, WTR will pay Modavox’s reasonable costs and expenses of such audit/review.

•
Assumption of Operational Liabilities.  As of the LOI Date, WTR agrees to assume the Transferred Employees liabilities, if any, described in Section 3 above in addition to the ongoing operational expenses identified in Exhibit F hereto (“Transferred Liabilities”).

5.
Ongoing Liabilities.  The Parties agree that any and all liabilities accrued by WTR commencing on the LOI date, including with respect to any agreements to be transferred to WTR as described in Section 2 of this Letter of Intent or with respect to any Transferred Employees, will be the sole responsibility of WTR.

6.	Transition Assistance. Modavox has/will assist WTR with the assumption of certain business operations by providing the following the Transition Assistance:

•	Set up of Hostway Account for WTR. Account to host primary domain, and email.
•	Set up of Voiceamerica.com domain
•	DNS setup for voiceamerica.com. Includes various subdomains used by Radiopilot Platform
•	Server migration of two Windows servers
•	Transfer of domains:
1.	bigmediausa.com
2.	gateway2media.com
3.	ideocast.com
4.	radiopilot.net
5.	talkzone.com

•	Transfer of iRadio Blog to Radiopilot Server
•	Installation of SQL server on Radiopilot Application Server
•	Support on integrating player and Live Stream with new CDN (ongoing)
•	Personnel training on Radiopilot Platform administration
•	Modavox agrees to leave one Windows server active until January 15, 2010, to assist WTR with client transition (archives server)
•	Updating and migrating of download script which is used with the MP3 download functionality of Radiopilot Platform

7.
Costs.  Each Party will pay its own legal, accounting and other costs related to the Transaction. It is agreed, however, that Modavox will not be responsible for any outstanding liabilities, debt, taxes, or any other expenses of Augme related to its past business transactions or transfer of assets to Modavox, nor for any expenses associated with WRT’s review and approval of the terms of this agreement.

8.
Definitive Agreement.  Modavox and WRT agree that it is in their mutual best interests to create a definitive agreement based upon this Letter of Intent as soon as practicable, but in no event later than ten (10) business days after the LOI Date.

9.
Publicity.  Modavox and WTR agree to not publicly disclose this Letter of Intent of any matters related thereto without the consent of the other party except where required by the Securities and Exchange Commission, other departments, or agencies.

THE PARTIES EACH WARRANT AND REPRESENT TO THE OTHER THAT (I) IT IS DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF ITS STATE OF FORMATION; (II) IT HAS THE FULL POWER TO ENTER INTO THIS AGREEMENT AND TO GRANT THE RIGHTS SET FORTH HEREIN; (III) THIS AGREEMENT, WHEN EXECUTED AND DELIVERED BY SUCH PARTY, WILL BE THE LEGAL, VALID AND BINDING OBLIGATION OF SUCH PARTY ENFORCEABLE AGAINST IT IN ACCORDANCE WITH ITS TERMS; AND (IV) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT BY SUCH PARTY DOES NOT CONFLICT WITH, OR CONSTITUTE A BREACH OR DEFAULT UNDER, ANY PROVISION OF ANY AGREEMENT, CONTRACT, COMMITMENT OR INSTRUMENT TO WHICH IT IS A PARTY.

This Letter of Intent is entered into on December 31, 2009 by:

Modavox, Inc.	World Talk Radio LLC (Voice America)
135 West 20th Street	1900 W. University Drive, Suite 231
5th Floor	Tempe, AZ 85281
New York, NY 10011

/s/ Mark Severini	/s/ Jeff Spenard
Mark Severini	Jeff Spenard

Its CEO	Its ______________________

Exhibit A

Transferred Assets

Exhibit B

Transferred Clients

All clients of (and client agreements with) Modavox’s iRadio Division as of December 31, 2009, will be transferred from Modavox to WTR as described in Section 2 of the LOI, a list of which will be included in the Asset Purchase Agreement to be prepared following execution of this LOI.

Exhibit C

Transferred Partners

All partners of (and partner agreements with) Modavox’s iRadio Division as of December 31, 2009, will be transferred from Modavox to WTR as described in Section 2 of the LOI, a list of which will be included in the Asset Purchase Agreement to be prepared following execution of this LOI.

Exhibit D

Transferred Vendors

All vendors of (and vendor agreements with) Modavox’s iRadio Division as of December 31, 2009, will be transferred from Modavox to WTR as described in Section 2 of the LOI, a list of which will be included in the Asset Purchase Agreement to be prepared following execution of this LOI.

Exhibit E

Transferred Employees

Exhibit F

Transferred Liabilities